As filed with the Securities and Exchange Commission on June 7, 2022.
File Nos. 333-04583
333-97875
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-8 REGISTRATION STATEMENT (Registration No. 333-04583)
AND
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT (Registration No. 333-97875)

UNDER
THE SECURITIES ACT OF 1933
EQUIFAX INC.
(Exact name of registrant as specified in its charter)

Georgia	58-0401110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
(404) 885-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
EQUIFAX INC. 401(k) PLAN
F/K/A Equifax Inc. 401(k) Retirement and Savings Plan
F/K/A Equifax Inc. Employees Thrift Plan
CHOICEPOINT INC. 401(K) PROFIT SHARING PLAN
CERTEGY INC. 401(K) PLAN
(Full title of the plans)
John J. Kelley III, Esq.
Executive Vice President, Chief Legal Officer and Corporate Secretary
1550 Peachtree Street, N.W., Atlanta, Georgia 30309
(404) 885-8000
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
Equifax Inc. (the “Registrant”) is filing this post-effective amendment (the “Post-Effective Amendment”) to amend the following registration statements (the “Registration Statements”): (i) Registration Statement on Form S-8 (File No. 333-04583), which was filed on May 24, 1996, relating to shares of the Registrant’s common stock, par value $1.25 per share (“Common Stock”), that were issuable under the Equifax Inc. 401(k) Plan (the “401(k) Plan”), the Choicepoint Inc. 401(k) Profit Sharing Plan and the Certegy Inc. 401(k) Plan (collectively, the “Plans”) and (ii) Registration Statement on Form S-8 (File No. 333-97875), which was filed on August 9, 2002, relating to shares of Common Stock that were issuable under the 401(k) Plan. The Registrant is no longer offering its securities under the Plans.
This Post-Effective Amendment is being filed in order to deregister any securities registered that remain unsold or unissued under the Plans, and to terminate the Registration Statements as to such securities. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statements which are issuable pursuant to the Plans and remain unsold as of June 7, 2022.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 7th day of June, 2022.

EQUIFAX INC.

By:	/s/ John J. Kelley III

John J. Kelley III
Executive Vice President, Chief Legal Officer and Corporate Secretary
No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.
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